UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2010 (November 15, 2010)

CHINA POWER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34230	22-3969766
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 12, Gongyuan Road
Kaifeng City, Henan Province 475002
People’s Republic of China
(Address of Principal Executive Offices)

(86) 378 299 6222
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission on June 17, 2010, China Power Technology, Inc. (the “Company”) entered into a securities purchase agreement (as subsequently amended by Amendment Number 1 to Securities Purchase Agreement, the “Securities Purchase Agreement”), dated June 16, 2010, with the investors listed on the Schedule of Buyers attached thereto as Annex A (the “Investors”), pursuant to which the Company sold shares of its common stock, par value $0.001 per share (the “Shares”), in a private placement transaction. On November 15, 2010, the Company and the Investors, as represented by Sun Forever Limited in accordance with Section 6.4 of the Securities Purchase Agreement, entered into Amendment Number 2 to Securities Purchase Agreement (“Amendment No. 2”). Pursuant to Amendment No. 2:

  the definition of “Qualified Public Offering” in the Securities Purchase Agreement was amended to remove the requirement that such an offering be for a price per share of no less than $5.40; and

  section 4.18 was added pursuant to which the Investors agree not to sell Shares during a 180-day lock-up period related to a Qualified Public Offering.

Except as expressly provided in Amendment No. 2, the Securities Purchase Agreement remains unchanged and continues in full force and effect as amended by Amendment No. 2.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment Number 2 to Securities Purchase Agreement, dated as of November 15, 2010, by and among China Power Technology, Inc. and Sun Forever Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Power Technology, Inc.

Date: November 16, 2010

/s/ Simon D. Liu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number 2 to Securities Purchase Agreement, dated as of November 15, 2010, by and among China Power Technology, Inc. and Sun Forever Limited.